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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 21, 1997


                                SweetWater, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware               0-25942                    84-1167603
        (State or other         (Commission                (IRS Employer
        jurisdiction of         File Number)            Identification No.)
        incorporation)

        1440 Boston Avenue, Unit A, Longmont, CO                  80501
        (Address of principal executive offices)                (zip code)


       Registrant's Telephone Number, including Area Code: (303)678-0447


                  2505 Trade Centre Avenue, Longmont, CO 80503
         (Former name or former address, if changed since last report)
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ITEM 5.         OTHER EVENTS.

                On October 21, 1997, SweetWater, Inc., a Delaware corporation ("SweetWater"), entered into an agreement to sell all of the assets relating to its portable water filtration business to Cascade Designs, Inc., a Washington corporation, for gross proceeds payable in cash of approximately $1.5 million, subject to adjustment, and before payment of related expenses and payments. Completion of the sale is subject to the approval of SweetWater's shareholders.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     Not Applicable


                                   SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SWEETWATER, INC.
                                                (Registrant)



Dated:  November 5, 1997                        By: /s/ Patrick E. Thomas
                                                    ---------------------------
                                                     Patrick E. Thomas
                                                     Vice President and Chief
                                                     Financial Officer


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